Exhibit 10.8

Performance Sports Group Ltd.
Nonqualified Stock Option Award Agreement
This Nonqualified Stock Option Award Agreement (this “Agreement”), dated as of [DATE] (the “Date of Grant”), is made by and between Performance Sports Group Ltd., a corporation organized under the laws of British Columbia, Canada (the “Company”), and [NAME] (the “Grantee”).
WHEREAS, the Company has adopted the Performance Sports Group Ltd. Omnibus Equity Incentive Plan (as may be amended from time to time, the “Plan”);
WHEREAS, the Company wishes to afford the Grantee the opportunity to purchase its common shares (“Common Shares”); and
WHEREAS, the Committee has determined that it is in the best interests of the Company to grant to the Grantee the nonqualified Option provided for herein, subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and for their successors and assigns, hereby agree as follows:

1.	Grant of Option.

(a)Grant. The Company hereby grants to the Grantee an Option (the “Option”) to purchase [NUMBER] Common Shares (the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Code. The “Exercise Price,” being the price at which the Grantee shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $[EXERCISE PRICE] per Option Share, being the Fair Market Value per Option Share on the last trading day immediately prior to the Date of Grant in accordance with the Plan.

(b)Incorporation by Reference, Etc. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules, and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. The Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.Vesting; Exercisability; Forfeiture. The Option shall become vested and exercisable in 25% cumulative installments on each of the first four anniversaries of the Date of Grant (each, a “Vesting Date”), provided that the Grantee remains continuously engaged in active service by the Company or one of its Affiliates from the Date of Grant through such Vesting Date. In the event that the Grantee’s continuous service is terminated by the Company or by the Grantee for any reason, the Grantee shall forfeit the unvested portion of the Option as of the Grantee’s Termination Date (as defined below).

3.	Method of Exercise; Tax Withholding.

(a)    The Grantee may exercise the vested and exercisable portion of the Option, in whole or in part, by notifying the Company in writing of the number of whole Option Shares to be purchased thereunder and delivering with such notice an amount in cash (or certified check, wire transfer, or bank draft) equal to the aggregate Exercise Price for such number of Common Shares. The Grantee may also exercise the Option, if permitted by the Committee at the time of exercise, by means of (i) a “net exercise” procedure effected by the Grantee’s surrender of such Option and the Company’s withholding the minimum number of Common Shares otherwise deliverable in respect of the Option having a Fair Market Value equal to the amount needed to pay for the aggregate Exercise Price for such Common Shares and all applicable required withholding taxes (the “Required Withholding Shares”); provided that the number of Common Shares so withheld to satisfy any applicable withholding and employment taxes shall not have an aggregate Fair Market Value on the date of such withholding in excess of the applicable minimum required withholding obligation, or (ii) a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the Required Withholding Shares and to deliver promptly to the Company an amount equal to the aggregate Exercise Price for such Common Shares and all applicable required withholding taxes.

(b)    The Company shall be entitled to require, as a condition to the exercise of the Option, that the Grantee remit an amount in cash or, in the discretion of the Company, Common Shares or other property having a Fair Market Value sufficient to satisfy all federal, provincial, state, and local or other applicable withholding and employment taxes relating thereto. In addition, the Company shall have the right and is hereby authorized to withhold from the Common Shares otherwise deliverable upon exercise of the Option, or from any compensation or other amount owing to the Grantee, the amount (in cash or, in the discretion of the Company, Common Shares or other property) of any applicable withholding and employment taxes in respect of the exercise of the Option and to take such other action as may be necessary in the discretion of the Company to satisfy all obligations for the payment of such taxes.

4.Expiration. In no event shall any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”), subject to and in accordance with Section 7(c) of the Plan in respect of a blackout period. The Option is subject to earlier cancellation, termination, or expiration as set forth herein.

5.	Termination of Employment.

(a)    Termination of Employment by the Company without Cause or by the Grantee for any Reason. If, prior to the end of the Option Period, the Grantee’s employment with the Company and its Affiliates is terminated by the Company without Cause, or by the Grantee for any reason, the vested portion of the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the 90th day following the Termination Date. For the purposes of this Agreement, the Grantee’s employment shall be considered to have terminated effective on the last day of the Grantee’s actual and active employment with the Company or Affiliate, whether such day is selected by agreement with the individual, or unilaterally by the Grantee or the Company or Affiliate, and whether with or without advance notice to the Grantee. For the avoidance of doubt, no period of notice or pay in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment that follows or is in respect of a period after the Grantee’s actual last day of actual and active employment shall be considered as extending the Grantee’s period of employment for the purposes of determining his or her entitlement under the Plan (collectively referred to herein as the “Termination Date”).

(b)    Termination of Employment or due to Death or Disability. If, prior to the end of the Option Period, the Grantee’s employment with the Company and its Affiliates is terminated due to the Grantee’s death or Disability, the vested portion of the Option shall expire on the earlier of (x) the last day of the Option Period and (y) the first anniversary of such Termination Date.

(c)    Termination of Employment for Cause. If, prior to the end of the Option Period the Grantee’s employment with the Company and its Affiliates is terminated by the Company or one of its Affiliates for Cause, the unvested and vested portion of the Option shall be canceled immediately on the Termination Date and the Grantee shall immediately forfeit all rights to the Option Shares subject to the Option.

6.Rights as a Shareholder. The Grantee shall not be deemed for any purpose, nor shall the Grantee have any of the rights or privileges of, a shareholder of the Company in respect of any Option Shares unless and until (i) such Option shall have been exercised pursuant to its terms, and (ii) the Company shall have issued and delivered such Option Shares to the Grantee. The Company shall cause the actions described in clause (ii) of the preceding sentence to occur promptly following exercise as contemplated by this Agreement, subject to compliance with applicable laws.

7.Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, provincial, and local laws, rules, and regulations and to such approvals by any regulatory or governmental agency (including stock exchanges) as may be required. The Committee shall have the right to impose such restrictions on the Option as it deems reasonably necessary or advisable under applicable securities laws and the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time.

8.Clawback. The Option and the Option Shares shall be subject to clawback, forfeiture, or similar consequences described in clause (ii) of Section 15(v) of the Plan for the reasons described in clauses (i) and (iii) of Section 15(v) of the Plan and shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements (which requirements shall be deemed incorporated by reference into this Agreement) to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or the rules and regulations of any national securities exchange on which the Company has applied to list or quote its Common Shares from time to time, or under a written policy adopted by the Company.

9.	Miscellaneous.

(a)    Transferability. The Option may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered (a “Transfer”) by the Grantee other than as permitted by Section 15(b) of the Plan. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. In the event of the Grantee’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Grantee’s executors or administrators.

(b)    Amendment. At any time, and from time to time, the Committee may amend the terms of this Agreement in accordance with Section 14 of the Plan.

(c)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)    Notices. Every notice and other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)    No Rights to Continued Service. Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained, in any position, as an employee, consultant, or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Grantee at any time for any reason whatsoever.

(g)    Fractional Common Shares. No fractional Common Shares shall be issued upon the settlement of any Option, and accordingly, if the Grantee would become entitled to a fractional Common Share upon the exercise of an Option, or from an adjustment permitted by the terms of the Plan, the Grantee shall only have the right to receive the next lowest whole number of Common Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

(h)    Beneficiary. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

(i)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs, and successors and permitted transferees of the Grantee.

(j)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations in respect thereto.

(k)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of New York.

(l)    Venue; Waiver of Jury Trial.

(i)The Grantee and the Company (on behalf of itself and its Affiliates) each consent to jurisdiction in the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, the Supreme Court of the State of New York, New York County, in the event of any dispute arising hereunder, and each waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction.

(ii)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN OR THIS AGREEMENT.

(m)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(n)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

PERFORMANCE SPORTS GROUP LTD.

By:

____________________________________
[NAME]